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                            SFX BROADCASTING, INC.

12 5/8% Series E Cumulative Exchangeable Preferred Stock due October 31, 2006

                                ---------------

                            Underwriting Agreement

                                                              January   , 1997

BT Securities Corporation
Goldman, Sachs & Co.
Lehman Brothers Inc.
c/o BT Securities Corporation
One Bankers Trust Plaza
130 Liberty Street
New York, New York 10006

Ladies and Gentlemen:

         SFX Broadcasting, Inc., a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to BT Securities Corporation ("BT"), Goldman, Sachs & Co. ("Goldman") and Lehman Brothers Inc. ("Lehman" and, together with BT and Goldman, the "Underwriters") an aggregate of 2,250,000 shares of 12 5/8% Series E Cumulative Exchangeable Preferred Stock, par value $.01 per share (Liquidation Preference $100.00 per share) (the "Shares"), of the Company. The Shares will be exchangeable as set forth in the Certificate of Designations relating thereto (the "Certificate of Designations") for the Company's 12 5/8% Senior Subordinated Exchange Debentures due 2006 (the "Exchange Debentures").

         1. The Company represents and warrants to, and agrees with, each of the Underwriters that:

         (a) A registration statement on Form S-3 (File No. 333-16995) in respect of the Shares and the Exchange Debentures has been filed with the Securities and Exchange Commission (the "Commission"); such registration statement and any post-effective amendment thereto, if any, each in the form heretofore delivered to you for each of the other Underwriters, and, excluding exhibits thereto but including all documents incorporated by reference in the prospectus contained therein (the "Incorporated Documents"), have been declared effective by the Commission in such form; no other document with respect to such registration statement or document incorporated by reference therein has heretofore been filed with the Commission; and, to the Company's knowledge, no stop order suspending the effectiveness of such registration statement has been issued and, to the Company's knowledge, no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in such registration statement or filed with the Commission pursuant to Rule 424(a)



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of the rules and regulations of the Commission under the Securities Act of
1933, as amended (the "Act"), is hereinafter called a "Preliminary Prospectus;" the various parts of such registration statement, including all exhibits thereto and including (i) the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the registration statement at the time it was declared effective and (ii) the Incorporated Documents contained in the registration statement at the time such part of the registration statement became effective, each as amended at the time such part of the registration statement became effective, is hereinafter collectively called the "Registration Statement;" and such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, together with each prospectus supplement filed on or after the date hereof by the Company pursuant to Rule 424(b) of the Act, is hereinafter called the "Prospectus;" and any reference herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the Incorporated Documents, as of the date of such Preliminary Prospectus or Prospectus, as the case may be; and any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may be (the term "Incorporated Documents" being deemed to include all such subsequently filed documents);

         (b) The Incorporated Documents, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder (except to the extent subsequently superseded or modified in a filing prior to the effective date of the Registration Statement), and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter expressly for use therein;

         (c) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects, to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto, and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information relating to an Underwriter furnished in writing to the Company by an Underwriter expressly


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for use therein;

         (d) Except as disclosed in the Registration Statement (including the Incorporated Documents), none of the Company, any of its direct or indirect subsidiaries (each, a "Subsidiary" and, collectively, the "Subsidiaries") or any of the stations to be acquired in the Pending Acquisitions (as defined in the Prospectus) (collectively, the "Acquisition Entities") have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any material losses or interferences with their businesses, taken as a whole, from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given or incorporated by reference in the Registration Statement and the Prospectus, there have not been any changes in the capital stock or long-term debt of the Company, any of the Subsidiaries or, to the Company's knowledge, any of the Acquisition Entities or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company, any of the Subsidiaries or any of the Acquisition Entities, otherwise than as set forth or contemplated in the Prospectus;

         (e) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus, is and, after giving effect to the Pending Acquisitions, will be duly registered and qualified to conduct its business and is and, after giving effect to the Pending Acquisitions, will be in good standing, in each jurisdiction or place where the nature of its business requires such registration or qualification, except where the failure to be so qualified would not have a material adverse effect or a prospective material adverse effect on the assets, liabilities, results of operations, management, condition (financial or other), prospects, properties, business or net worth of the Company and the Subsidiaries, taken as a whole (a "Material Adverse Effect").

         (f) All of the issued shares of capital stock of the Company have been duly authorized, are validly issued, fully paid and nonassessable and have been issued in compliance with all applicable federal and state securities laws; the Shares have been duly authorized by the Company for issuance and sale to the Underwriters pursuant to this Agreement and the Shares, when issued and delivered against payment therefor in accordance with the terms hereof, will be validly issued, fully paid and non-assessable, will have been issued in compliance with all applicable federal and state securities laws and will be entitled to the rights, privileges and preferences set forth in the Certificate of Designations. The stockholders of the Company have no preemptive rights with respect to the Shares.

         (g) Each Subsidiary of the Company is listed on Schedule II hereto. Each Subsidiary is a corporation duly organized, validly existing and in good standing in the jurisdiction of its incorporation, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus, and is and, after giving effect to the Pending Acquisitions, will be duly registered and qualified to conduct its business and is and, after giving effect to the Pending Acquisitions, will be in good standing, in each jurisdiction or place where the nature of its business requires such registration or qualification, except where the failure to be so qualified would not have a


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Material Adverse Effect; all of the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and free of any preemptive or similar rights, and are owned by the Company directly, or indirectly through one of the other Subsidiaries, free and clear of any lien, adverse claim, security interest or other encumbrance (except for security interests under the New Credit Agreement) and have been issued in compliance with all applicable federal and state securities laws.

         (h) The Company and each of the Subsidiaries, as applicable, has full corporate power and authority to issue, sell and deliver the Shares to the Underwriters as provided herein and to enter into this Agreement, the Certificate of Designations, the indenture governing the Exchange Debentures (the "Exchange Indenture"), the New Credit Agreement, the purchase agreements, letters of intent and other agreements relating to each of the Pending Acquisitions (the "Acquisition Documents"), and the purchase agreements, letters of intent and other agreements relating to each of the Pending Dispositions (as defined in the Prospectus) (the "Disposition Documents")(each, a "Transaction Document" and, collectively, the "Transaction Documents"), to carry out all the terms and provisions hereof and thereof to be carried out by them and to issue, and deliver the Shares as provided herein and therein.

         (i) This Agreement has been duly authorized, validly executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company (assuming it is a legal, valid and binding agreement of the Underwriters), enforceable against the Company in accordance with its terms except to the extent that: (i) the same may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws now or hereafter in effect relating to creditors' rights generally or by general principles of equity whether asserted in an action at law or in equity; and (ii) rights to indemnity and contribution hereunder may be limited by state or federal securities laws.

         (j) The Certificate of Designations has been duly authorized by all necessary corporate and stockholder action.

         (k) The execution and delivery of the Exchange Indenture has been duly authorized by the Company and when duly executed and delivered by the Company (assuming the due execution and delivery by the trustee thereunder) will constitute the legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except to the extent that: (i) the same may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws now or hereafter in effect relating to creditors' rights generally or by general principles of equity whether asserted in an action at law or in equity; and
(ii) rights to indemnity and contribution thereunder may be limited by state or federal securities laws.

         (l) The Exchange Debentures have been duly authorized, and, when duly executed, authenticated, issued and delivered in exchange for the Shares in accordance with the terms of the Certificate of Designations and the Exchange Indenture, will be validly issued and outstanding, and will constitute the legal, valid and binding obligations of the Company, entitled to the benefits of the Exchange Indenture and enforceable against the Company in accordance with their terms except to the extent that: (i) the same may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws now or hereafter in effect relating to creditors' rights generally or by general


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principles of equity whether asserted in an action at law or in equity; and
(ii) rights to indemnity and contribution thereunder may be limited by state or federal securities laws.

         (m) The execution and delivery of each of the other Transaction Documents to which the Company or any Subsidiary is a party have been duly authorized by the Company and each Subsidiary party thereto and each of the other Transaction Documents which has been executed prior to or on the date hereof has been duly executed and delivered by the Company and each Subsidiary party thereto and is the legal, valid and binding agreement of the Company and each Subsidiary party thereto (assuming it is a legal, valid and binding agreement of the other parties thereto), enforceable against the Company and each Subsidiary party thereto in accordance with its terms except to the extent that: (i) the same may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws now or hereafter in effect relating to creditors' rights generally or by general principles of equity whether asserted in an action at law or in equity; and
(ii) rights to indemnity and contribution thereunder may be limited by state or federal securities laws.

         (n) Each of the Transaction Documents, the Shares and the Exchange Debentures conforms in all material respects to the respective statements relating thereto contained in the Prospectus.

         (o) The Company has an authorized, issued and outstanding capitalization as set forth in the Prospectus. The authorized capital stock of the Company conforms to the description thereof contained in the Prospectus.

         (p) The Company's capitalization at September 30, 1996, and adjusted capitalization at such date after giving effect to the Transactions is, in each case, as set forth in the Prospectus under the caption "Capitalization."

         (q) Except as disclosed in the Prospectus, there are no outstanding
(A) securities or obligations of the Company or any of the Subsidiaries convertible into or exchangeable for any capital stock of the Company or any such Subsidiary, (B) warrants, rights or options to subscribe for or purchase from the Company or any of the Subsidiaries any such capital stock or any such convertible or exchangeable securities or obligations or (C) obligations of the Company or any of the Subsidiaries to issue any shares of capital stock, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options.

         (r) Except for (a) certain registration rights in respect of shares held by Nomura Holdings America Inc., (b) as otherwise disclosed in the Prospectus and (c) in connection with and assumed by the Company as a result of the MMR Merger, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities owned or to be owned by such person or to require the Company to include such securities in any securities being registered pursuant to any registration statement filed by the Company under the Act.

         (s) The consolidated financial statements and schedules of the Company and the financial statements and schedules of each of the Acquisition Entities included or incorporated by reference in the


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Registration Statement and the Prospectus present fairly in all material respects the financial position of the Company on a consolidated basis and of each of the Acquisition Entities, respectively, and the results of operations and changes in financial condition as of the dates and for the periods therein specified. Such financial statements and schedules have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise noted therein). The selected financial data set forth under the captions "Summary--Summary Consolidated Financial Data" and "Unaudited Pro Forma Condensed Combined Financial Statements" in the Preliminary Prospectus and the Prospectus fairly present, on the basis stated in the Preliminary Prospectus and the Prospectus, the information included. The other financial and statistical information and data set forth or incorporated by reference in the Preliminary Prospectus and the Prospectus is, in all material respects, accurately presented and prepared on a basis consistent with published industry sources (with respect to certain statistical information) and such financial statements and the books and records of the Company, the Subsidiaries and the Acquisition Entities, as applicable. The unaudited pro forma condensed combined financial statements and the related notes thereto included in the Preliminary Prospectus and the Prospectus present fairly, as stated therein, the pro forma financial position and results of operations at the respective dates and for the respective periods indicated. The pro forma adjustments are factually supportable. All adjustments necessary to fairly present such pro forma information have been made.

         (t) Each of Ernst & Young LLP, KPMG Peat Marwick LLP, Coopers & Lybrand LLP, Deloitte & Touche LLP, Arthur Andersen LLP, Mohle, Adams, Till, Guidry & Wallace, LLP and Cheely Burcham Eddins Rokenbrod & Carroll, who have certified certain financial statements of the Company, the Subsidiaries and the Acquisition Entities, and whose reports appear or are incorporated by reference in the Preliminary Prospectus and the Prospectus, were independent public accountants as required by the Act and the rules and regulations of the Commission thereunder.

         (u) Subsequent to the date of the most recent consolidated balance sheets for the Company and each of the Acquisition Entities included or incorporated by reference in the Preliminary Prospectus and the Prospectus, except as set forth in the Preliminary Prospectus and the Prospectus, (i) none of the Company, any of the Subsidiaries or, to the Company's knowledge, any Acquisition Entity has incurred any liabilities or obligations, direct or contingent, or entered into any transaction not in the ordinary course of business, except such as would not have a Material Adverse Effect and (ii) none of the Company, any of the Subsidiaries or, to the Company's knowledge, any Acquisition Entity has sustained, since the date of the latest audited financial statements included or incorporated by reference in the Preliminary Prospectus and the Prospectus, any material losses or interferences with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, except such as would not have a Material Adverse Effect.

         (v) Except as disclosed in the Prospectus (including, without limitation, the documents incorporated by reference therein), there are no business relationships or related party transactions which would be required to be disclosed therein by Item 404 of Regulation S-K of the Commission and each business relationship or related party transaction described therein is a fair and accurate description of the relationships and transactions so described.


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         (w) None of the Company, the Subsidiaries or the Acquisition
Entities, nor, to the Company's or any Subsidiary's knowledge, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of the Subsidiaries, has used any corporate funds during the last five years for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment, except such as would not have a Material Adverse Effect.

         (x) Except (i) as disclosed in the Prospectus, (ii) for the approval by the Federal Communications Commission (the "FCC") of the assignment or transfer or control of the FCC licenses or authorizations in connection with certain of the Pending Acquisitions or Pending Dispositions, (iii) from time to time, for FCC authorizations required in the ordinary course of business of the Company, (iv) for FCC approvals in connection with the exercise of certain rights or remedies under the New Credit Agreement and (v) for approvals under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, the execution, delivery and performance of this Agreement, the execution, delivery and performance of the other Transaction Documents, and the consummation by the Company and the Subsidiaries of the transactions contemplated hereby and thereby will not (A) require any consent, approval, authorization or other order (which has not been obtained) of any court, regulatory body, administrative agency or other governmental body, including the FCC, except such as may be required under the Act, the Exchange Act, the Trust Indenture Act of 1939, as amended (the "TIA"), securities regulatory bodies (including self-regulatory bodies), securities exchanges or the securities or Blue Sky laws of the various states; (B) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of the Company or any of the Subsidiaries; (C) require any consent or approval (which has not been obtained) of the parties to, or conflict with or constitute a breach of any of the terms or provisions of, or a default under, any agreement or other instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries or their respective property is bound; (D) violate or conflict with any laws or administrative regulations, including without limitation, the Communications Act of 1934, as amended, and the rules and regulations of the FCC thereunder (collectively called the "Communications Act"), rulings of court, decrees applicable to the Company, any of the Subsidiaries or their respective property; (E) result in termination or revocation of any of the permits, licenses, approvals, orders, certificates, franchises or authorizations of governmental or regulatory authorities, including those relating to the Communications Act, owned or held by the Company or any of the Subsidiaries in order to conduct the broadcast operations of the stations owned or operated by them (collectively, "Licenses") or result in any other material impairment of the rights of the holder of any such License; or (F) result in the creation or imposition of any lien (other than under the New Credit Agreement) on any asset of the Company or any of the Subsidiaries, except, in the case of (A), (C), (D), (E) or (F) above, such as would not, either singly or in the aggregate, have a Material Adverse Effect.

         (y) Except as disclosed in the Prospectus, each of the Company, the Subsidiaries and the Acquisition Entities is operating in material compliance with all laws, regulations, administrative orders or rulings or court decrees applicable to it or to any of its property (including without limitation those relating to broadcast operations, environmental, safety or similar matters, federal or state laws relating

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to the hiring, promotion or pay of employees), except for violations which would not have a Material Adverse Effect.

         (z) Except as disclosed in the Prospectus, each of the Company, the Subsidiaries and, to the Company's knowledge, the Acquisition Entities has such Licenses as are necessary to own, lease and operate its respective properties and to conduct its respective business; each of the Company and the Subsidiaries has and, after giving effect to the Pending Acquisitions, will have fulfilled and performed all of its material obligations with respect to such Licenses and, to the best knowledge of the Company, no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such License that would result in a Material Adverse Effect; the Licenses are in full force and effect, are valid for the balance of their respective terms, are unimpaired by any acts or omissions of the Company, the Subsidiaries, any of their employees, agents, officers, directors or stockholders and are free and clear of any material non-standard restrictions that might limit the full operation of any stations of the Company or the Subsidiaries, or, to the Company's knowledge, of the Acquisition Entities; no renewal of any License would constitute a major environmental action under Sections 1.1305 or 1.1307 of the FCC's rules; all information contained in any pending application for modification, extension or renewal of the Licenses or other applications filed with the FCC by the Company, the Subsidiaries or, to the Company's knowledge, the Acquisition Entities is true, complete and accurate in all material respects.

         (aa) Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending which are required to be described therein to which the Company, any of the Subsidiaries or, to the Company's knowledge, any of the Acquisition Entities is a party or to which the property (including without limitation Licenses) of the Company, any of the Subsidiaries or any of the Acquisition Entities is subject, and, to the Company's knowledge, no such proceedings have been threatened against the Company, any of the Subsidiaries or any of the Acquisition Entities or with respect to any of their respective properties (including without limitation Licenses).

         (ab) All reports, filings and regulatory fees required to be filed with the FCC by the Company, the Subsidiaries or, to the Company's knowledge, any of the Acquisition Entities with respect to the operation of the stations of the Company, the Subsidiaries or of the Acquisition Entities have been timely filed, except for such filings which if not timely filed would not have a Material Adverse Effect. All such reports and filings are accurate and complete in all material respects. The Company, the Subsidiaries and, to the Company's knowledge, the Acquisition Entities maintain appropriate local public files as required by FCC rules. The Company, the Subsidiaries and the Acquisition Entities are operating only those facilities for which an appropriate FCC license, permit or authorization has been obtained and is in effect.

         (ac) None of the Company, the Subsidiaries or, to the knowledge of the Company, the sellers of the Acquisition Entities is in breach or violation of any of the terms or provisions of any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company, any of the Subsidiaries or, to the knowledge of the Company, any of sellers of the Acquisition Entities, as applicable, are a party or by which the Company, any of the Subsidiaries or, to the knowledge of the Company, any of the sellers of the Acquisition Entities, as applicable, are bound or to which any of the

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property or assets of the Company, any of the Subsidiaries or, to the knowledge of the Company, any of sellers of the Acquisition Entities, as applicable, are subject, nor is the Company, any of the Subsidiaries or, to the knowledge of the Company, any of the sellers of the Acquisition Entities in violation of the provisions of its charter, by-laws, operating agreement or other organizational documents or any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, any of the Subsidiaries, to the knowledge of the Company, any of the sellers of the Acquisition Entities or any of their properties or assets (except to the extent any such conflict, breach, violation or default is cured at or prior to the Time of Delivery and within the grace period applicable thereto or would not have a Material Adverse Effect).

         (ad) Each of the Company, the Subsidiaries and, to the Company's knowledge, the sellers of each of the Acquisition Entities has (i) good title to all of the properties and assets owned by them as described in the Prospectus, free and clear of all liens, charges, encumbrances or restrictions (except security interests under the New Credit Agreement), except as would not have a Material Adverse Effect after giving effect to the Pending Acquisitions and (ii) peaceful and undisturbed possession in all material respects under all material leases to which such person is a party as lessee, except as would not have a Material Adverse Effect after giving effect to the Pending Acquisitions.

         (ae) The Company, the Subsidiaries and, to the Company's knowledge, the sellers of each of the Acquisition Entities own or possess adequate rights to use all material trademarks, service marks, tradenames, trademark registrations, service mark registrations and copyrights necessary for the conduct of their businesses, and to the Company's knowledge, the conduct of their businesses will not conflict with, and neither the Company nor any of the Subsidiaries has received any notice of any claim of conflict with, any such rights of others (except in any such case for any conflict that would not have a Material Adverse Effect).

         (af) Each of the Company, the Subsidiaries and, to the Company's knowledge, the Acquisition Entities is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company or any Subsidiary would have any liability; none of the Company or the Subsidiaries has incurred or expects to incur liability under
(i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Section 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company or any Subsidiary would have any liability that is intended to be qualified under
Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification, except, in each case, as would not have a Material Adverse Effect.

         (ag) There is (i) no material unfair labor practice complaint pending against the Company, any of the Subsidiaries or, to the Company's knowledge, any of the Acquisition Entities, or, to the best knowledge of the Company, threatened against any of them, before the National Labor Relations Board or any state or local labor relations board, and no significant grievance or significant arbitration

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proceeding arising out of or under any collective bargaining agreement is so pending against the Company, any of the Subsidiaries or any of the Acquisition Entities, or, to the best knowledge of the Company, threatened against any of them, (ii) no material strike, labor dispute, slowdown or stoppage pending against the Company, any of the Subsidiaries or any of the Acquisition Entities nor, to the best knowledge of the Company or any Subsidiary, threatened against the Company, any of the Subsidiaries or any of the Acquisition Entities and (iii) to the best knowledge of the Company and each Subsidiary, no union representation question existing with respect to the employees of the Company, any of the Subsidiaries or any of the Acquisition Entities and, to the best knowledge of the Company and each Subsidiary, no union organizing activities are taking place, except, in each case, as would not have a Material Adverse Effect.

         (ah) The Company and each of the Subsidiaries has reviewed the effect of Environmental Laws (as defined below) and the disposal of hazardous or toxic substances, wastes, pollutants and contaminants on the business, assets, operations and properties of the Company, each of the Subsidiaries and each of the Acquisition Entities, as applicable, and identified and evaluated associated costs and liabilities (including, without limitation, any material capital and operating expenditures required for clean-up, closure of properties and compliance with Environmental Laws, all permits, licenses and approvals, all related constraints on operating activities and all potential liabilities to third parties). Except as described in the Prospectus, on the basis of such reviews, the Company has reasonably concluded that such associated costs and liabilities would not have a Material Adverse Effect. Except as described in the Prospectus, none of the Company, the Subsidiaries or the Acquisition Entities has violated any environmental, safety or similar law or regulation applicable to it or its business or property relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), lacks any permit, license or other approval required of it under applicable Environmental Laws or is violating any term or condition of such permit, license or approval which could reasonably be expected to, either individually or in the aggregate, have a Material Adverse Effect.

         (ai) The Company, the Subsidiaries and, to the Company's knowledge, the Acquisition Entities have filed all federal, state and local income and franchise tax returns required to be filed through the date hereof and have paid, or made adequate reserve or provision for the payment of, all taxes shown as due thereon except in any case where such failure would not have a Material Adverse Effect, and the Company has no knowledge of any tax deficiency that has had (or would have) a Material Adverse Effect.

         (aj) The Company and the Subsidiaries (i) make and keep accurate books and records and (ii) maintain internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management's specific or general authorization, (B) transactions are recorded as necessary to permit preparation of their consolidated financial statements and to maintain accountability for their assets, (C) access to their assets is permitted only in accordance with management's specific or general authorization and (D) the reported accountability for their assets is compared with existing assets at reasonable intervals.

         (ak) Neither the Company nor any of the Subsidiaries is (i) an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or (ii) a "holding company" or a "subsidiary company" or an "affiliate" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         (al) Each of the Company, the Subsidiaries and, to the Company's knowledge, the Acquisition Entities has complied with all provisions of Florida Statutes, ss.517.075, relating to doing business in Cuba.

         (am) None of the Company, the Subsidiaries or any agent thereof acting on behalf of any of them has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Shares to violate Regulation G (12 C.F.R. Part 207), Regulation T (12 C.F.R. Part
220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve.

         (an) The Company is subject to Section 13 or 15(d) of the Exchange
Act.

         (ao) The Company has delivered to the Underwriters true and correct, executed copies of each of the Transaction Documents which has been executed prior to the date hereof and, except as described in the Prospectus, there have been no amendments, alterations, modifications or waivers thereto or in the exhibits or schedules thereto other than those as to which the Underwriters shall previously have been advised and shall not have reasonably objected after being furnished a copy thereof.

         (ap) Other than as contemplated by this Agreement, the Transaction Documents and the Prospectus, there is no broker, finder or other party that is entitled to receive from the Company or any of the Subsidiaries any brokerage or finder's fee or other fee or commission as a result of any of the transactions contemplated by this Agreement or any of the Transaction Documents (other than customary brokerage or similar fees payable to third parties in connection with the Transaction Documents).

         The Company and the Subsidiaries acknowledge that the Underwriters and, for purposes of the opinions to be delivered to the Underwriters pursuant to Section 7 hereof, counsel for the Company and the Subsidiaries and counsel for the Underwriters, will rely upon the accuracy and truth of the foregoing representations and hereby consent to such reliance.

         2. Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per share of $96.25, the number of Shares set forth opposite the name of such Underwriter in Schedule I hereto.

         3. Upon the authorization by you of the release of the Shares, the several Underwriters propose to offer the Shares for sale upon the terms and conditions set forth in the Prospectus.

         4. (a) The Shares to be purchased by each Underwriter hereunder will be represented by one or more Global Shares in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company ("DTC") or its designated custodian. The Company will deliver the Shares to BT against payment by or on behalf of each Underwriter of the purchase price therefor by wire transfer to or at the direction of the Company of Federal (same day) funds, by causing DTC to credit the Shares to the account of BT at DTC. The Company will cause the certificates representing the Shares to be made available to BT for checking at least twenty-four hours prior to the Time of Delivery at the office of DTC or its designated custodian (the "Designated Office").

         (b) The time and date of delivery and payment for the Shares shall be 9:30 a.m., New York City time, on January 23, 1997 (the "Time of Delivery") or such other time and date as BT and the Company may agree upon in writing.

         (c) The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross-receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 7 hereof, will be delivered at such time and date at the offices of Baker & McKenzie, 805 Third Avenue, New York, New York 10022 (the "Closing Location"), and the Shares will be delivered at the Designated Office, all at the Time of Delivery. A meeting will be held at the Closing Location at 1:00 p.m., New York City time, on the New York Business Day immediately preceding the Time of Delivery at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this
Section 4, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

         5.       The Company agrees with each of the Underwriters:

         (a) To prepare the Prospectus in a form approved by you and to file a supplement to such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on January 17, 1997; to make no further amendment or any supplement to the Registration Statement or Prospectus (including, without limitation, by way of filing additional Incorporated Documents with the Commission) prior to the Time of Delivery (or the completion of the distributions by the Underwriters of the Shares, if later) which shall be disapproved by you promptly after reasonable notice thereof; to prepare and file with the Commission, promptly upon your reasonable request, any amendment or supplement to the Registration Statement or Prospectus which may be necessary or advisable in connection with the distribution of the Shares by you, and to use its best efforts to cause the same to become promptly effective; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus, of the suspension of the qualification of the Shares or the Exchange Debentures issuable upon exchange of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order;

         (b) Promptly from time to time to take such action as you may reasonably request to qualify the Shares or the Exchange Debentures issuable upon exchange of the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

         (c) To furnish the Underwriters with copies of the Prospectus in such quantities as you may from time to time reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares or the Exchange Debentures issuable upon exchange of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify you and upon your request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Shares and the Exchange Debentures issuable upon exchange of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

         (d) To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations thereunder (including, at the option of the Company, Rule 158);

         (e) To furnish to the Underwriters, without charge (i) four signed copies of the Registration Statement as first filed with the Commission and of each amendment to it, including all exhibits, (ii) such number of conformed copies of the Registration Statement as so filed and of each amendment to it, without exhibits, as the Underwriters may reasonably request and (iii) for a period of five years following the Time of Delivery, copies of any annual reports, quarterly reports and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar forms as may be designated by the Commission;

         (f) To furnish to its holders of the Shares and the Exchange Debentures as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders' equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail.

         (g) To use their best efforts to permit the Shares to be eligible for clearance and settlement through The Depository Trust Company ("DTC").

         (h) To apply the net proceeds from the sale of the Shares as set forth in the Prospectus.

         (i) To take such steps as shall be necessary to ensure that neither the Company nor any of the Subsidiaries shall become an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or (ii) a "holding company" or a "subsidiary company" or an "affiliate" of a holding company within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         (j) To cause the Certificate of Designations to be filed with the appropriate authorities prior to the Time of Delivery.

         (k) If, prior to the completion of the distribution of the Shares, the Company or any Subsidiary commences engaging in business with the government of Cuba or with any person or affiliate located in Cuba after the date the Prospectus or if the information reported in the Prospectus, if any, concerning the Company's or any Subsidiary's business with Cuba or with any person or affiliate located in Cuba changes in any material way, the Company will provide the Florida Department of Banking and Finance (the "Department") notice of such business or change, as appropriate, in a form acceptable to the Department.

         (l) Use its best efforts to do all things necessary to satisfy the closing conditions set forth in Section 7 hereof.

         6. The Company agrees to pay all costs and expenses incident to the performance of their obligations under this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated pursuant to Section 10 hereof, including all costs and expenses incident to (i) the printing, word processing or other production of documents with respect to the transactions, including any costs of printing of the Registration Statement, any Preliminary Prospectus, the Prospectus and any amendment or supplement thereto and any "Blue Sky" memoranda, (ii) all arrangements relating to the delivery to the Underwriters of copies of the foregoing documents and the costs of distributing the foregoing documents,
(iii) the fees and disbursements of the counsel, the accountants and any other experts or advisors retained by the Company, (iv) preparation (including printing), issuance and delivery to the Underwriters of the Shares and the Exchange Debentures, including transfer agent's fees, (v) the qualification of the Shares and Exchange Debentures under state securities and "Blue Sky" laws, including filing fees and fees and disbursements of counsel for the Underwriters relating thereto, (vi) the costs and expenses of DTC and its nominee, including its book-entry system;
(vii) the filing fees of the Commission and the National Association of Securities Dealers, Inc. relating to the Shares and the Exchange Debentures (including the fees, disbursements and charges of counsel to the Underwriters in connection therewith), (viii) expenses of the Company in connection with any meetings with prospective investors in the Shares and Exchange Debentures,
(ix) fees and expenses of the Trustee, including fees and expenses of counsel to the Trustee, (x) any fees charged by investment rating agencies for the rating of the Shares and Exchange Debentures and (xi) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement. If the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 7 hereof is not satisfied, because this Agreement is terminated pursuant to Section 10 hereof or because of any failure, refusal or inability on the part of the Company to perform all obligations and satisfy all conditions on their part to be performed or satisfied hereunder other than by reason of a default by the Underwriters, the Company will reimburse the Underwriters upon demand (accompanied by documentation) for all out-of-pocket expenses (including counsel fees and disbursements) that shall have been incurred by the Underwriters in connection with the proposed purchase and sale of the Shares. The Company shall not in any event be liable to the Underwriters for the loss of anticipated profits from the transactions covered by this Agreement.

         7. The obligations of the Underwriters hereunder, as to the Shares to be delivered at the Time of Delivery, shall be subject, in their reasonable discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Time of Delivery, true and correct in all material respects, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

         (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

         (b) All of the representations and warranties of the Company and the Subsidiaries contained in this Agreement shall be true and correct in all material respects on the date hereof and at the Time of Delivery with the same force and effect as if made on and as of the date hereof, at the Time of Delivery. The Company and the Subsidiaries shall have performed or complied with all of the agreements herein contained and required to be performed or complied with by them at or prior to the Time of Delivery.

         (c) The Prospectus, in form and substance reasonably satisfactory to the Underwriters, shall have been printed and copies distributed to the Underwriters not later than 12:00 p.m., New York City time, on the day following the date of this Agreement or at such later date and time as to which the Underwriters may agree. No stop order suspending the qualification or exemption from qualification of the Shares in any jurisdiction referred to in Section 5(b) shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or threatened.

         (d) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency which would, as of the Time of Delivery, have a Material Adverse Effect; no action, suit or proceeding shall have been commenced and be pending against or affecting or, to the best knowledge of the Company and the Subsidiaries, threatened against, the Company or any of the Subsidiaries before any court or arbitrator or any governmental body, agency or official that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect; and no stop order shall have been issued by the Commission or any governmental agency of any jurisdiction referred to in Section 5(b) preventing the use of the Prospectus, or any amendment or supplement thereto, or which could reasonably be expected to have a Material Adverse Effect.

         (e) Since the dates as of which information is given in the Prospectus and other than as set forth in the Prospectus, (i) there has not been, singly or in the aggregate, any material adverse change, or any development involving or which may reasonably be expected to involve, a prospective material adverse change, in the assets, liabilities, results of operation, management, condition (financial or other), prospects, properties, business or net worth of the Company, the Subsidiaries and the Acquisition Entities, taken as a whole (each a "Material Adverse Change"), or any material change in the long-term debt, or material increase in the short-term debt, from that set forth in the Prospectus; (ii) no dividend or distribution of any kind shall have been declared, paid or made by the Company on any class of its capital stock; (iii) the Company, the Subsidiaries and the Acquisition Entities shall not have incurred any liabilities or obligations, direct or contingent, that are material, individually or in the aggregate, to the Company, the Subsidiaries and the Acquisition Entities, taken as a whole, and that are required to be disclosed on a balance sheet or notes thereto in accordance with generally accepted accounting principles and are not disclosed on the latest balance sheet or notes thereto included in the Prospectus.

         (f) The Underwriters shall have received a certificate, dated the Time of Delivery, signed on behalf of the Company by (i) Robert F.X. Sillerman, Executive Chairman, (ii) Howard J. Tytel, Executive Vice President, and (iii) D. Geoffrey Armstrong, Executive Vice President, Chief Financial Officer and Treasurer, confirming that (A) such officers, have participated in conferences with other officers and representatives of the Company and the Subsidiaries, representatives of the independent public accountants of the Company and the Subsidiaries and representatives of counsel to the Company and the Subsidiaries at which the contents of the Prospectus and related matters were discussed and (B) the matters set forth in paragraphs (b), (d) and (e) and the second sentence of paragraph (c) of this Section 7 are true and correct at the Time of Delivery.

         (g) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Shares, the Exchange Debentures, the Exchange Indenture, the other Transaction Documents, the Prospectus and all other legal matters relating to this Agreement and the transactions contemplated hereby including, without limitation, the Pending Acquisitions and the New Credit Agreement, shall be satisfactory in all material respects to counsel for the Underwriters, and the Company and the Subsidiaries shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

         (h) Baker & McKenzie, counsel for the Company and the Subsidiaries, shall have furnished to the Underwriters its written opinion, as counsel to the Company and the Subsidiaries, addressed to the

Underwriters and dated the Time of Delivery, in form and substance reasonably satisfactory to the Underwriters.

         (i) Fisher Wayland Cooper Leader & Zaragoza, L.L.P., special communications counsel for the Company and the Subsidiaries, shall have furnished to the Underwriters its written opinion, as special communications counsel to the Company and the Subsidiaries, addressed to the Underwriters and dated the Time of Delivery, in form and substance reasonably satisfactory to the Underwriters.

         (j) The Underwriters shall have received at the Time of Delivery an opinion of Latham & Watkins, counsel for the Underwriters, dated the Time of Delivery, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters.

         (k) The Company shall have delivered to the Underwriters letters of each of Ernst & Young LLP, KPMG Peat Marwick LLP, Coopers & Lybrand LLP, Deloitte & Touche LLP, Arthur Andersen LLP, Mohle, Adams, Till, Guidry & Wallace, LLP and Cheely Burcham Eddins Rokenbrod & Carroll, and such other letters as the Underwriters may reasonably request, addressed to the Underwriters and dated the Time of Delivery (i) confirming that they are independent public accountants under the guidelines of the American Institute of Certified Public Accountants and (ii) stating the conclusions and findings of such firm with respect to the financial information and other related matters presented in the Registration Statement. Such letters shall be in form and substance reasonably satisfactory to the Underwriters and their counsel.

         (l) The Company shall have caused the Certificate of Designations to be filed with the appropriate authorities and the Underwriters shall have received a certified copy thereof.

         (m) The Company shall have received the consent of the lenders under the New Credit Facility to the transactions contemplated hereby and shall have delivered to the Underwriters evidence thereof in form and substance reasonably satisfactory to the Underwriters.

         (n) The Company shall have entered into each of the Transaction Documents, the form and substance of each of which shall be reasonably acceptable to the Underwriters (provided that any Transaction Document which was entered into prior to the date of this Agreement shall be deemed acceptable to the Underwriters in form and substance for purposes of this
Section 7), and the Underwriters shall have received counterparts, conformed as executed, thereof and of all other documents and agreements entered into in connection therewith. There shall exist at and as of the Time of Delivery, after giving effect to the transactions contemplated by this Agreement and the other Transaction Documents, no conditions that would constitute a default (or an event that with notice or the lapse of time, or both, would constitute a default) under any of the other Transaction Documents or that would have a Material Adverse Effect on the Company's ability to consummate the Pending Acquisitions as described in the Prospectus. Each Transaction Document shall be in full force and effect.

         (o) The Company shall have furnished to the Underwriters a certificate, dated the Time of Delivery, of its Executive Vice President, Chief Financial Officer and Treasurer as to the solvency of the Company and the Subsidiaries following consummation of the transactions contemplated hereby.

         (p) (i) None of the Company, any of the Subsidiaries or any of the Acquisition Entities shall have sustained since the date of the latest audited financial statements included in the Prospectus losses or interferences with their businesses, taken as a whole, from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus or (ii) since the respective dates as of which information is given or incorporated by reference in the Registration Statement and the Prospectus, there shall not have been any change in the capital stock or long-term debt of the Company, any of the Subsidiaries or any of the Acquisition Entities or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company, the Subsidiaries and the Acquisition Entities, taken as a whole, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is, in the reasonable judgment of the Underwriters, so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Shares being delivered at the Time of Delivery on the terms and in the manner contemplated herein and in the Prospectus.

         (q) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or The Nasdaq Stock Market's National Market or in the over-the-counter market shall have been suspended or materially limited, or minimum prices shall have been established on such exchange by the Commission, or by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as, in each case, to make it, in the reasonable judgment of the Underwriters, impracticable or inadvisable to proceed with the offering or delivery of the Shares being delivered at the Time of Delivery on the terms and in the manner contemplated herein and in the Prospectus.

         (r) Subsequent to the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Shares or any other security of the Company by a nationally recognized statistical rating organization, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Shares or any other security of the Company.

         (s) There shall exist at and as of the Time of Delivery no conditions that would constitute a default (or an event that with notice or the lapse of time, or both, would constitute a default) under the New Credit Agreement. At the Time of Delivery, the New Credit Agreement shall be in full force and effect and shall not have been modified.

         (t) The Company shall have entered into an amendment to that certain Asset Purchase Agreement (as so amended, the "Secret Agreement"), dated as of October 15, 1996, between the

Company and Secret Communications Limited Partnership ("Secret"), which amendment shall reflect in all material respects the agreement in principle described in the Prospectus under the caption "Agreements Related to the Pending Acquisitions and the Pending Dispositions--Secret Communications Acquisition."

         (u) The Company shall have delivered to the Underwriters audited financial statements of the radio stations of Secret to be acquired by the Company from Secret pursuant to the Secret Agreement which audited financial statements shall meet the requirements of Regulation S-X of the Act, which audited financial statements of Secret shall not be materially different in form or substance from the unaudited financial statements of Secret utilized in preparing the pro forma financial statements of the Company included in the Prospectus. The Company shall have filed with the Commission such audited financial statements of Secret on Form 8-K in the form required by Regulation S-X of the Act.

         (v) The Company and the Trustee named therein shall have executed a supplemental indenture, substantially in the form and substance previously delivered to the Underwriters and their counsel, amending Section 4.09 of that certain Indenture, between the Company and Chemical Bank, as trustee, dated as of May 31, 1996, relating to the Company's 10 3/4% Senior Subordinated Notes due 2006 and such amendment shall have become effective.

         (w) Latham & Watkins shall have been furnished with such documents, in addition to those set forth above, as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in this Section 7 and in order to evidence the accuracy, completeness or satisfaction in all material respects of any of the representations, warranties or conditions herein contained.

         (x) Prior to the Time of Delivery, the Company and the Subsidiaries shall have furnished to the Underwriters such further information, certificates and documents as the Underwriters may reasonably request.

         All such opinions, certificates, letters, schedules, documents or instruments delivered pursuant to this Agreement will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to the Underwriters and counsel for the Underwriters.

         8. (a) The Company agrees to indemnify and hold harmless each Underwriter, and each person, if any, who controls each Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or such controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as any such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

                        (i) any untrue statement or alleged untrue statement of any material fact contained in (A) the Registration Statement originally filed with respect to the Shares or any amendment thereto or any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto or (B) any application or other document, or any amendment or supplement thereto, executed by the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Shares under the securities or "Blue Sky" laws thereof or filed with the Commission or any securities association or securities exchange (each an "Application"); or

                       (ii) the omission or alleged omission to state, in such Registration Statement or any amendment thereto, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, or any Application, a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse, as incurred, each Underwriter and each such controlling person for any legal or other expenses reasonably incurred by any Underwriter or such controlling person in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; provided, however, the Company will not be liable in any such case to the extent that any such loss, claim, damage, or liability is finally judicially determined to arise out of or be based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement or any amendment thereto, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, or any Application in reliance upon and in conformity with written information furnished to the Company by the Underwriters specifically for use therein; and provided, further, that the Company will not be liable to the Underwriters or any person controlling the Underwriters with respect to any such untrue statement or omission made in any Preliminary Prospectus which is completely corrected in the Prospectus or any amendment or supplement thereto if (x) it is finally judicially determined that the person asserting any such loss, claim, damage or liability purchased Shares from the Underwriters in reliance upon the Preliminary Prospectus but was not sent or given a copy of the Prospectus (as amended or supplemented) at or prior to the written confirmation of the sale of such Shares to such person and (y) the Company notified the Underwriters to send the Prospectus to such person, unless such failure to deliver the Prospectus was a result of noncompliance by the Company with Section 5 of this Agreement. This indemnity agreement will be in addition to any liability that the Company may otherwise have to the indemnified parties. The Company shall not be liable under this Section 8 for any settlement of any claim or action effected without its consent, which shall not be unreasonably withheld.

         (b) The Underwriters, severally and not jointly, will indemnify and hold harmless each of the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Company or any such director, officer or controlling person may become subject under the Act, the Exchange Act, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any amendment thereto, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, or any Application or (ii) the omission or the alleged omission to state therein a material fact required to be stated in the Registration Statement or any amendment thereto, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, or any Application, or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Underwriters specifically for use therein; and, subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any legal or other expenses incurred by the Company or any such director, officer or controlling person in connection with investigating or defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action in respect thereof. This indemnity agreement will be in addition to any liability that the Underwriters may otherwise have to the indemnified parties. The Underwriters shall not be liable under this Section 8 for any settlement of any claim or action effected without their consent, which shall not be unreasonably withheld.

         (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action for which such indemnified party is entitled to indemnification under this Section 8, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party (i) will not relieve it from any liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraphs (a) and (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest,
(ii) the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party or (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action, then, in each such case, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval, not to be unreasonably withheld, by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Underwriters in the case of paragraph (a) of this Section 8 or the Company in the case of paragraph (b) of this

Section 8, representing the indemnified parties under such paragraph (a) or paragraph (b), as the case may be, who are parties to such action or actions) or (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the consent of the indemnifying party, unless such indemnified party waived in writing its rights under this Section 8, in which case the indemnified party may effect such a settlement without such consent.

         (d) In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 8 is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the offering of the Shares or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Underwriters. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand, or the Underwriters on the other, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, and any other equitable considerations appropriate in the circumstances. The Company and the Underwriters agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this paragraph (d). Notwithstanding any other provision of this paragraph (d), the Underwriters shall not be obligated to make contributions hereunder that in the aggregate exceed the total discounts and commissions received by the Underwriters under this Agreement, less the aggregate amount of any damages that the Underwriters have otherwise been required to pay by reason of the untrue or alleged untrue statements or the omissions or alleged omissions to state a material fact, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act shall have the same rights to contribution as the Underwriters, and each director of the Company, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company.

         9. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereon) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Shares.

         10. (a) This Agreement may be terminated in the sole discretion of the Underwriters by notice to the Company given prior to the Time of Delivery in the event that the Company shall have failed, refused or been unable to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder at or prior thereto or, if at or prior to the Time of
Delivery:

                  (i) the Company or any Acquisition Entity shall have sustained any loss or interference with respect to its businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, which loss or interference, in the sole reasonable judgment of the Underwriters, has had or has a Material Adverse Effect or there shall have been, in the sole reasonable judgment of the Underwriters, any Material Adverse Change, except in each case as described in or contemplated by the Prospectus (exclusive of any amendment or supplement thereto);

                  (ii) trading in securities generally on the New York Stock Exchange or The Nasdaq Stock Market's National Market or in the over-the-counter market shall have been suspended or materially limited, or minimum prices shall have been established on such exchange by the Commission, or by such exchange or by any other regulatory body or governmental authority having jurisdiction;

                  (iii) a banking moratorium shall have been declared by federal or state authorities;

                  (iv) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States;

                  (v) (a) a downgrading shall have occurred in the rating accorded to any debt security of the Company by a nationally recognized statistical rating organization, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, or
         (b) any such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any debt security of the Company; or

                  (vi) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the reasonable judgment of the Underwriters, impracticable or inadvisable to proceed with the offering or delivery of the Shares being delivered at the Time of Delivery on the terms and in the manner contemplated herein and in the

         Prospectus.

         (b) Termination of this Agreement pursuant to this Section 10 shall be without liability of any party to any other party except as provided in
Section 9 hereof.

         11. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by BT on behalf of you as the representatives.

         All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives in care of BT Securities Corporation, One Bankers Trust Plaza, 130 Liberty Street, New York, New York 10006, Attention: Corporate Finance Department; and if to the Company shall be delivered or sent by mail to the address of the Company set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 8(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

         12. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

         13. Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

         14. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         15. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

         If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

                                       Very truly yours,

                                       SFX BROADCASTING, INC.


                                       By:_______________________________
                                       Name:
                                       Title:

Accepted as of the date hereof on behalf of the Underwriters by:


BT SECURITIES CORPORATION


By:_______________________________
Name:
Title:

                                  SCHEDULE I



                                                     Total Number of Shares
Underwriter                                               To be Purchased
-----------                                               ---------------
BT Securities Corporation.............................       1,350,000
Goldman, Sachs & Co.  ................................         450,000
Lehman Brothers Inc.   ...............................         450,000
                                                             ---------
    Total ............................................       2,250,000
                                                             =========

                                  SCHEDULE II


 1. SFX Broadcasting of the Southwest, Inc., a Delaware corporation
 2. SFX Broadcasting of Texas, Inc., a Delaware corporation
 3. SFX Broadcasting of Texas (KRLD), Inc., a Delaware corporation
 4. SFX Broadcasting of Texas (KRLD) Licensee, Inc., a Delaware corporation
 5. SFX Broadcasting of Texas (TSN), Inc., a Delaware corporation
 6. SFX Broadcasting of Texas (TSN) Licensee, Inc., a Delaware corporation
 7. KODA-FM Licensee, Inc., a Delaware corporation
 8. KJQY-FM Licensee, Inc., a Delaware corporation
 9. SFX Broadcasting of Texas (KTCK), Inc., a Delaware corporation
10. SFX Broadcasting of Texas (KTCK) Licensee, Inc., a Delaware corporation
11. SFX Broadcasting of the Southeast, Inc., a Delaware corporation
12. SFX Broadcasting of South Carolina (WMYI), Inc., a Delaware corporation
13. SFX Broadcasting of South Carolina (WMYI) Licensee, Inc., a Delaware corporation
14. SFX Broadcasting of Mississippi, Inc., a Delaware corporation
15. SFX Broadcasting of Mississippi Licensee, Inc., a Delaware corporation
16. SFX Broadcasting of South Carolina (WSSL), Inc., a Delaware corporation
17. SFX Broadcasting of South Carolina (WSSL) Licensee, Inc., a Delaware corporation
18. SFX Broadcasting of Tennessee, Inc., a Delaware corporation
19. SFX Broadcasting of Tennessee Licensee, Inc., a Delaware corporation
20. SFX Broadcasting of Jackson, Inc., a Delaware corporation
21. SFX Broadcasting of Jackson Licensee, Inc., a Delaware corporation
22. SFX Broadcasting of North Carolina, Inc., a Delaware corporation
23. SFX Broadcasting of North Carolina Licensee, Inc., a Delaware corporation
24. SFX Broadcasting of San Diego, Inc., a Delaware corporation
25. Parker Broadcasting Company, a California corporation
26. SFX Broadcasting of San Diego Licensee, Inc., a Delaware corporation
27. SFX Acquisition Corporation
28. SFX Merger Company